Exhibit 99.1

UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933

Release No.

ADMINISTRATIVE PROCEEDING

File No.

In the Matter of
GOOGLE, INC. and DAVID C. DRUMMOND,	ORDER INSTITUTING CEASE-AND-DESIST PROCEEDINGS, MAKING FINDINGS, AND IMPOSING A CEASE-AND-DESIST ORDER PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933
Respondents.

I.

The Securities and Exchange Commission (“Commission”) deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 (“Securities Act”), against respondents Google, Inc. (“Google”) and David C. Drummond (“Drummond”) (collectively “Respondents”).

II.

In anticipation of the institution of these proceedings, Google and Drummond have submitted an Offer of Settlement (“Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over them and the subject matter of these proceedings, which are admitted, Respondents consent to the entry of this Order Instituting Cease-and-Desist Proceedings, Making Findings, and Imposing a Cease-and-Desist Order Pursuant to Section 8A of the Securities Act of 1933 (“Order”), as set forth below.

III.

On the basis of this Order and Respondents’ Offer, the Commission finds that:

A. Summary

1. Google, a Silicon Valley search engine technology company, issued over $80 million worth of stock options to the company’s employees and consultants from 2002 to 2004 without registering the offering and without providing financial information required to be disclosed under the federal securities laws. As a result, Google employees and other persons accepted Google securities as part of their compensation without certain detailed financial information about the company. By issuing the options without registering the offering and without the legally required disclosures, Google violated the securities registration provisions of Section 5 of the Securities Act. As described below, Google’s General Counsel, David C. Drummond, caused Google to violate these provisions.

B. Respondents

2. Google, Inc. is a Delaware corporation with its principal executive offices located in Mountain View, California. Founded in 1998, Google is an Internet search engine technology provider. On April 29, 2004, Google filed a registration statement for an initial public offering of securities with the Commission, which became effective on August 19, 2004. The company’s common stock is registered with the Commission pursuant to Section 12(g) of the Exchange Act, and is quoted on the Nasdaq Stock Market.

3. David C. Drummond, age 41, resides in San Jose, California. Drummond is Google’s General Counsel, Vice President of Corporate Development and Secretary. He is an attorney licensed to practice law in the State of California.

C. Facts

Legal Background

4. Under Section 5 of the Securities Act of 1933, a company cannot offer or sell securities to the public without first registering the offering with the Commission or having a valid exemption from registration. Registration ensures that potential investors will have detailed information about the issuer’s finances and business, and allows the Commission to review the company’s disclosures.

5. Rule 701 promulgated under the Securities Act provides an exemption from registration for certain issuers offering and selling stock options (or other securities) to employees and consultants under compensatory benefit plans. However, Rule 701 requires (among other things) that any company issuing more than $5 million in stock options over a 12-month period provide detailed financial statements and other disclosures to the option recipients. The Rule allows privately-held companies to compensate their employees with securities without incurring the obligations of public registration and reporting, while ensuring that essential information is provided to employees.

Google’s Failure To Comply With Rule 701

6. Since its inception, Google has granted stock options to its employees and consultants as a form of compensation. Under Google’s stock option plans, Google’s Board of Directors granted the company’s employees and consultants options to buy a certain number of Google unregistered shares at an exercise price set by Google’s Board. Although the stock options were not registered, Google relied on Rule 701 of the Securities Act to exempt those securities from the registration requirements of the federal securities laws.

7. In September 2002, Google became aware that its continued issuance of stock option grants might reach levels requiring financial disclosures under Rule 701. Google temporarily stopped issuing stock grants. In contrast to its chief competitors, Google was a private company, and did not have to report its financial results and other significant business information to the public in filings with the Commission. Google viewed the public disclosure of its detailed financial information as strategically disadvantageous, as Drummond recognized, and the company was concerned that providing option recipients with the financial disclosures required by Rule 701 could result in the disclosure of this information to the public at large and, significantly, to Google’s competitors.

8. By January 2003, Google was again considering granting stock options to its employees. Drummond learned that the stock option grants being considered for approval by Google’s Board might cause Google to grant more than $5 million worth of options in a 12-month period and therefore would require Google to provide option recipients with financial disclosures under Rule 701. Drummond, in consultation with outside counsel and personnel in Google’s legal department, determined that other exemptions for certain of the stock option grants permitted Google to issue the option grants without registering the securities or providing disclosures otherwise required by Rule 701. For example, Rule 506 of Regulation D of the Securities Act exempts from registration certain sales to “accredited investors” (including investors meeting a particular level of net worth or annual income). Drummond also considered the potential applicability of Section 4(2) of the Securities Act, an exemption from registration for certain private securities offerings. Finally, Drummond determined that, even if it were later determined that his analysis of the applicability of other registration exemptions was incorrect, Google could make an offer of rescission to the option holders.

9. Drummond concluded that a sufficient number of options had been issued to Google’s employees and executives who were accredited investors under Rule 506 to avoid exceeding Rule 701’s $5 million threshold, at least for the immediate future.

10. Drummond attended a January 2003 meeting of Google’s Board of Directors and advised the Board to approve a new stock option plan for employee and consultant option grants going forward. Drummond also advised that the Board issue stock option grants pursuant to that new stock option plan, which grants were to become effective when the plan became effective in

February. Drummond did not report to the Board that issuing the new option grants might cause Google to exceed the $5 million disclosure threshold of Rule 701, and that Google would be relying on other exemptions from the registration requirements.

11. At the January 2003 meeting, Google’s Board approved the new stock option plan and the option grants pursuant to that plan, and the additional options became effective on February 7, 2003. Contrary to Drummond’s expectations, the option grants resulted in Google exceeding Rule 701’s $5 million disclosure threshold. Even excluding option grants arguably exempt from registration under Rule 506, the dollar value of options granted by Google over the prior 12-month period exceeded $5 million. Google, however, failed to provide the financial disclosures and other information mandated by Rule 701. Absent compliance with Rule 701, the options issued during this 12-month period were not exempt from registration, and Google’s securities issuance violated the registration provisions of Section 5.

12. Between February and May 2003, Google continued to issue additional stock options to its employees. By unanimous written consent, Google’s Board approved additional stock option grants on February 28, 2003, March 31, 2003, April 24, 2003, and May 9, 2003. As a result of these option grants, the value of securities issued by Google during a 12-month period was approximately $11 million, far in excess of the $5 million disclosure threshold of Rule 701, yet Google did not provide the legally required disclosures to the option recipients. Throughout this period, Google failed to monitor its stock option grant levels, and failed to determine whether the company was in compliance with Rule 701.

13. In approximately June 2003, Drummond learned that Google probably had exceeded the $5 million disclosure threshold of Rule 701. Drummond further believed that there were not likely to be enough stock option recipients who qualified as accredited investors to render the securities exempt from registration, and thus the company could not avoid the disclosure obligations of Rule 701 by relying on Rule 506.

14. Drummond believed that Google’s stock option grants might be exempt under Section 4(2) of the Securities Act, an exemption available for certain private placements of securities.

15. At a June 2003 meeting, Google’s Board of Directors adopted two new stock option plans allowing for the issuance of additional options beginning in July 2003. Drummond discussed the need for the stock option plans, but he did not advise the Board that Google’s option grants would exceed the $5 million disclosure threshold of Rule 701 or of the risk that other exemptions from registration may not apply. Based in part on Drummond’s advice, Google issued additional options in the months following the Board approval exceeding the $5 million disclosure threshold.

16. Google’s option grants did not qualify for exemption under Section 4(2). Among other things, Google offered millions of dollars worth of stock options to all of its employees without considering the financial sophistication of each employee, and did not provide its employees with the information found in a registration statement.

17. For the twelve months ended December 31, 2003, Google issued approximately $49 million worth of stock options. Pursuant to the stock option plans adopted in June 2003, Google issued an additional $33 million worth of options in the first four months of 2004, prior to the company’s filing of a registration statement for its initial public offering. None of these option grants were accompanied by the disclosures required by Rule 701.

18. On August 4, 2004, Google filed a Form S-1 with the Commission to register a rescission offer for the stock option grants and the purchase of shares upon the exercise of options made between September 2001 and June 2004 to Google’s employees and consultants. The Form S-1 was declared effective on November 24, 2004. However, the rescission offer does not cure a violation of Section 5.

D. Legal Conclusion

19. Section 5(a) of the Securities Act prohibits the use of any means or instruments of transportation or communication in interstate commerce or of the mails to sell a security unless a registration statement is in effect as to such security. Section 5(c) of the Securities Act prohibits the use of any means or instruments of transportation or communication in interstate commerce or of the mails to offer to sell or offer to buy a security unless a registration statement has been filed as to such security.

20. Google offered to sell and sold its securities without a registration statement filed or in effect and without a valid exemption from registration. As a result of the conduct described above, Google violated, and Drummond caused Google to violate, Sections 5(a) and 5(c) of the Securities Act. The Commission previously has charged attorneys for causing Section 5 violations. See, e.g., In the matter of John L. Milling, Esq., Securities Act Rel. No. 33-8189 (Feb. 3, 2003).

E. Cooperation

21. In determining to accept Google and Drummond’s offer of settlement, the Commission took into account their cooperation during the Commission staff’s investigation.

IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondents’ Offer.

Accordingly, it is hereby ORDERED, pursuant to Section 8A of the Securities Act, that Respondents Google and Drummond cease and desist from committing or causing any violations and any future violations of Sections 5(a) and 5(c) of the Securities Act.

By the Commission.

/s/ Jonathan G. Katz Jonathan G. Katz
Secretary